Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne - Sr. Vice President-Finance
Dover, Delaware, October 28, 2010	(302) 857-3292

DOVER DOWNS GAMING & ENTERTAINMENT, INC. REPORTS RESULTS

FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2010

Dover Downs Gaming & Entertainment, Inc. (NYSE-DDE) today reported results for the three months ended September 30, 2010.

Gaming revenues were up 8.6% compared to the third quarter of 2009.  Slightly lower slot win was offset by table game revenue for the quarter, and to a lesser extent, slightly higher harness racing and sports wagering commissions.  This was the first full quarter with live table games at the facility.  The Company commenced table game operations on June 25, 2010.

Other operating revenues were up 24.2% compared to the third quarter of 2009 from higher cash food and beverage and rooms revenues for the quarter.

General and administrative costs were $1,912,000 compared with $1,679,000 in the third quarter of last year.  The increase was primarily from costs related to the proposed merger with Dover Motorsports, Inc. that was terminated in October.

Interest expense increased $291,000 during the quarter with lower average outstanding borrowings offset by higher interest rates.

Net earnings were $2,292,000, or $.07 per diluted share compared with $1,231,000 or $.04 per diluted share for the third quarter of 2009.  The Company recorded a non-cash impairment charge in the third quarter of 2009 related to the decision to cancel a previously planned property expansion project.  Excluding the impact of that charge, net earnings were $2,523,000 or $.08 per diluted share for the third quarter of 2009.

Denis McGlynn, President and CEO of Dover Downs Gaming & Entertainment, Inc. stated, “This quarter saw the successful operational implementation of table games at our facility.  Competition is fierce in this market and our focus is on growing this new revenue stream by taking advantage of the complete entertainment destination we have created in Dover.”

The Company announced yesterday that its Board of Directors declared a regular quarterly dividend of $.03 per share. The dividend is payable on December 10, 2010 to shareholders of record at the close of business on November 10, 2010.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions.  Such statements are subject to various risks and uncertainties that could cause results to vary materially.  Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Downs Gaming & Entertainment, Inc. is a diversified gaming and entertainment company whose operations consist of Dover Downs Casino — a 165,000-square foot casino complex featuring popular table games, the latest in slot machine offerings, multi-player electronic table games, the Crown Royal poker room, and a Race & Sports Book operation; the Dover Downs Hotel and Conference Center — a 500 room AAA Four Diamond hotel with conference, banquet, fine dining, spa, retail, ballroom and concert hall facilities; and Dover Downs Raceway — a harness racing track with pari-mutuel wagering on live and simulcast horse races.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Gaming (1)	$59,934	$55,172	$164,352	$163,385
Other operating (2)	5,766	4,642	15,856	14,039
	65,700	59,814	180,208	177,424
Expenses:
Gaming	51,696	46,815	140,497	132,431
Other operating	4,490	3,613	12,289	10,864
General and administrative	1,912	1,679	5,345	5,187
Impairment charge	—	2,177	—	2,177
Depreciation	3,103	2,898	8,949	8,919
	61,201	57,182	167,080	159,578

Operating earnings	4,499	2,632	13,128	17,846

Interest expense	860	569	2,419	1,834

Earnings before income taxes	3,639	2,063	10,709	16,012

Income taxes	1,347	832	4,467	6,550

Net earnings	$2,292	$1,231	$6,242	$9,462

Net earnings per common share:
- Basic	$0.07	$0.04	$0.19	$0.30
- Diluted	$0.07	$0.04	$0.19	$0.30

Weighted average shares outstanding:
- Basic	31,558	31,496	31,554	31,491
- Diluted	31,558	31,496	31,554	31,491

(1)         Gaming revenues from the Company’s slot machine and table game operations include the total win from such operations. The Delaware State Lottery Office collects the win and remits a portion thereof to the Company as its commission for acting as a Licensed Agent.  The difference between total win and the amount remitted to the Company is reflected in gaming expenses.

(2)         Other operating revenues do not include the retail amount of promotional allowances which are provided to customers on a complimentary basis.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

GAAP earnings before income tax expense	$3,639	$2,063	$10,709	$16,012

Non-cash impairment charges (1)	—	2,177	—	2,177

Adjusted earnings before income tax expense	$3,639	$4,240	$10,709	$18,189

GAAP net earnings	$2,292	$1,231	$6,242	$9,462

Non-cash impairment charges, net of income taxes (1)	—	1,292	—	1,292

Adjusted net earnings	$2,292	$2,523	$6,242	$10,754

GAAP net earnings per common share - diluted	$0.07	$0.04	$0.19	$0.30

Non-cash impairment charges, net of income taxes (1)	—	0.04	—	0.04

Adjusted net earnings per common share - diluted	$0.07	$0.08	$0.19	$0.34

(1)         We had previously completed architectural and engineering work related to a Phase 7 casino expansion that would have included, among other things, a new sports book facility and a parking garage.  Given the court decision to limit the extent of sports wagering and the higher gaming tax rates that were legislated, we decided not to proceed with this project.  As a result, $2,177,000 of previously capitalized costs were written off during the third quarter of 2009.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS

Current assets:
Cash	$16,931	$21,415
Accounts receivable	1,924	2,636
Due from State of Delaware	11,767	11,069
Inventories	2,155	2,170
Prepaid expenses and other	3,028	2,151
Receivable from Dover Motorsports, Inc.	40	5
Prepaid income taxes	838	129
Deferred income taxes	1,313	1,209
Total current assets	37,996	40,784

Property and equipment, net	188,608	192,360
Other assets	819	863
Total assets	$227,423	$234,007

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,930	$3,078
Purses due horsemen	11,784	10,219
Accrued liabilities	8,975	8,788
Deferred revenue	260	306
Total current liabilities	24,949	22,391

Revolving line of credit	82,100	95,125
Liability for pension benefits	4,360	4,900
Other liabilities	730	186
Deferred income taxes	4,219	4,166
Total liabilities	116,358	126,768

Stockholders’ equity:
Common stock	1,564	1,546
Class A common stock	1,660	1,660
Additional paid-in capital	2,430	1,664
Retained earnings	106,898	103,559
Accumulated other comprehensive loss	(1,487)	(1,190)
Total stockholders’ equity	111,065	107,239
Total liabilities and stockholders’ equity	$227,423	$234,007

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009

Operating activities:
Net earnings	$6,242	$9,462
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	8,949	8,919
Amortization of credit facility origination fees	53	28
Stock-based compensation	901	714
Deferred income taxes	(385)	70
Impairment charge	—	2,177
Changes in assets and liabilities:
Accounts receivable	712	(21)
Due from State of Delaware	(698)	(1,609)
Inventories	(334)	(233)
Prepaid expenses and other	(881)	(746)
Receivable from/payable to Dover Motorsports, Inc.	(35)	(46)
Prepaid income taxes/income taxes payable	(172)	(1,294)
Accounts payable	560	48
Purses due horsemen	1,565	1,888
Accrued liabilities	187	(1,027)
Deferred revenue	(46)	164
Other liabilities	(499)	388
Net cash provided by operating activities	16,119	18,882

Investing activities:
Capital expenditures	(4,556)	(4,123)
Proceeds from sale of available-for-sale securities	46	102
Purchase of available-for-sale securities	(48)	(104)
Net cash used in investing activities	(4,558)	(4,125)

Financing activities:
Borrowings from revolving line of credit	90,585	120,675
Repayments of revolving line of credit	(103,610)	(130,925)
Dividends paid	(2,903)	(4,811)
Repurchase of common stock	(117)	(59)
Net cash used in financing activities	(16,045)	(15,120)

Net decrease in cash	(4,484)	(363)
Cash, beginning of period	21,415	17,889
Cash, end of period	$16,931	$17,526